Exhibit 10(a)-1
BNP PARIBAS

The Directors
Western Power Distribution (South West) PLC
Western Power Distribution (South Wales) PLC
Western Power Distribution (West Midlands) PLC
Western Power Distribution (East Midlands) PLC
Avonbank
Feeder Road
Bristol
BS2 OTB

23rd January 2014

Dear Sirs

£20,000,000 uncommitted facility letter to Western Power Distribution (South West) PLC, Western Power Distribution (South Wales) PLC, Western Power Distribution (West Midlands) PLC and Western Power Distribution (East Midlands) PLC

1	The Facility

1.1.
We, BNP Paribas, London Branch (the Bank), are pleased to make available to Western Power Distribution (South West) PLC (company number 02366894), Western Power Distribution (South Wales) PLC (company number 02366985), Western Power Distribution (West Midlands) PLC (company number 03600574) and Western Power Distribution (East Midlands) PLC (company number 02366923) (each a Borrower and together the Borrowers) an uncommitted Sterling revolving advances facility as described in Schedule 2 (the Facility) on the terms and conditions set out in this Letter.

1.2	No Borrower shall request any Utilisation until the Bank has received the documents and other evidence listed in Schedule 1 ( Conditions precedent) in form and substance satisfactory to the Bank.

1.3	The Facility shall be available to the Borrowers for Utilisations up to the Facility Limit.

1.4	The Bank is willing to make the Facility available to the Borrowers subject to:

(a)	the Facility Terms specific to the Facility as set out in Schedule 2 (Facility Terms - Revolving Advances Facility) and the general terms set out in the main body of this Letter;

(b)	the Bank's Credit Terms and Conditions for on-demand facilities (June 2012 Version) (the Credit Terms and Conditions); and

(c)	the Bank's General Terms of Business, as may be amended from time to time (the General Terms of Business).

BNP Paribas London Branch

10 Harewood Avenue London NWGl AA - Tel: +44 (0)20 7595 2000 - www.bnpparlbas.com

BNP Paribas London Branch is authorised by the Autorité de Contrôle Prudentiel and authorised and subject to limited regulation by the Financial Conduct Authority. Details about the extent of our authorisation and regulation by the Financial Conduct Authority are available on request.

BNP Paribas London Branch is registered in England and Wales undr no. FC13447

BNP Paribas SA is authorised by the Autorité de Contrôle Prudentiel and regulated by the Autorité des Marchés Financiers in France. MNP Paribas SA is incorporated in France with Limited Liability Registered Ofice: 16 Boulevard des Italiens, 75009 Paris, France 662 042 449 RCS Paris. ©BNP Paribas. All rights reserved.
8139697.01

BNP PARIBAS

1.5
If there is any conflict between the provisions of the General Terms of Business and the terms of this Letter or the Credit Terms and Conditions, the terms of this Letter or the Credit Terms and Conditions, as applicable, shall prevail. If the terms set out in the main body of this Letter impose a stricter obligation than the Facility Terms (unless the Facility Terms expressly override the relevant provision of this Letter) the Borrowers must comply with the stricter obligation.

1.6	(a) If there is any conflict between the provisions of the Credit Terms and Conditions and the terms of this Letter, the terms of this Letter shall prevail.

(b) For the avoidance of doubt Clause 10(b) of the Credit Terms and Conditions shall not apply to this Letter.

1.7
The Facility shall be utilised solely towards financing the working capital requirements and general corporate purposes of the Borrowers. The Bank shall not be obliged to investigate or monitor the use or application of the proceeds of Utilisations.

1.8
The provisions of Clauses 2 (Definitions) and 3 (Interpretation) of the Credit Terms and Conditions shall apply to this Letter as if set out in full again here, with such changes as are appropriate to fit this context.

1.9	The following definitions apply in this Letter:

Base Currency means sterling.

Group means in relation to Western Power Distribution (East Midlands) PLC, and Western Power Distribution (West Midlands) PLC, PPL WEM Holdings Limited (company number 04066211), and each company that is treated as its subsidiary in its consolidated financial statements, and in relation to Western Power Distribution (South Wales) PLC, and Western Power Distribution (South West) PLC, PPL WW Holdings Limited (company number 04267536), and each company that is treated as its subsidiary in its consolidated financial statements.

Optional Currency none.

2	Financial covenants

2.1	None.

3	Additional Utilisation Conditions

There are no utilisation conditions other than the conditions set out in Clause 7 (Utilisation) of the Credit Terms and Conditions.

4	Fees and Default Interest

4.1	No separate fees are payable by the Borrowers upon its acceptance of this Letter.

4.2
If any Borrower fails to pay any amount on its due date, such Borrower shall pay the Bank interest on that amount (or on so much as from time to time remains unpaid) from the due date to the date of actual payment (both before and after judgment) calculated by reference to successive Interest Periods at the rate per annum that is equal to:

BNP PARIBAS

(a)
(subject to paragraph (b) below) two per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Utilisation in the currency of the overdue amount; or

(b)	(if any overdue amount consists of all or part of a Utilisation which became due on a day which was not the last day of an Interest Period relating to that Utilisation):

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Utilisation; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be two per cent. higher than the rate which would have applied if the overdue amount had not become due.

5	Additional Undertakings

In addition to the undertakings set out in Clause 10 (Undertakings) of the Credit Terms and Conditions and except where the Bank specifically agrees otherwise in writing and in advance, each Borrower undertakes that it shall until all amounts payable under the Finance Documents have been irrevocably paid and the Facility has been withdrawn deliver to the Bank its audited annual consolidated accounts within 180 days after the end of the financial year to which they relate, and that it shall promptly provide the Bank with such other information about itself as the Bank may reasonably require.

6	Counterparts

This Letter may be executed in any number of counterparts, each of which shall be an original and all of which shall together form one and the same agreement.

7	Governing law and jurisdiction

7.1	This Letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

7.2
The Courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter (including a dispute relating to any non-contractual obligation arising out of or in connection with this Letter). The Bank and the Borrowers agree that the Courts of England are the most appropriate and convenient courts to settle any such disputes and accordingly none of them will argue to the contrary. This paragraph is for the benefit of the Bank only. As a result, the Bank shall not be prevented from taking proceedings relating to any such dispute in any other courts with jurisdiction. To the extent allowed by law, the Bank may take concurrent proceedings in any number of jurisdictions.

BNP PARIBAS

8	Acceptance

8.1
The Borrowers may confirm their acceptance of the terms and conditions of this Letter by signing the acceptance on the enclosed duplicate of this Letter and returning it to the Bank, together with the documents and other evidence required to be delivered pursuant to paragraph 1.2 above and to Clause 5.1 (Conditions precedent to all Utilisations) of the Credit Terms and Conditions, all within 45 days of the date of this Letter. If the offer to make available the Facility contained in this Letter is not so accepted by the Borrowers within that period, it shall lapse.

8.2
This Letter shall cancel and supersede any previous uncommitted facility letter issued by the Bank to the Borrowers with effect from the date it is accepted. For the avoidance of doubt, this Letter shall not cancel any outstanding obligations of the Borrowers under previous uncommitted facility letters. Such obligations shall become obligations under the Facility under this Letter or, if such obligations are not equivalent in nature to the Facility, shall continue to be governed by the relevant previous uncommitted facility letter until irrevocably repaid in full.

Yours faithfully
For and on behalf of
BNP Paribas, London Branch

/s/ Michael Ashton Name Michael Ashton Position Authorized Signatory	/s/ Steve Duranti Name S. Duranti Position Manager

We accept and agree to the terms of this Letter.

Signed for and on behalf of
Western Power Distribution (South West) PLC

Signed:	/s/ D.C.S. Oosthuizen	/s/ Sally A Jones

Name:	D.C.S. Oosthuizen	Sally A Jones

Position:	Director	Company Secretary

Date:	18.02.2014	18.02.2014

BNP PARIBAS

Signed for and on behalf of
Western Power Distribution (South West) PLC

Signed:	/s/ D.C.S. Oosthuizen	/s/ Sally A Jones

Name:	D.C.S. Oosthuizen	Sally A Jones

Position:	Director	Company Secretary

Date:	18.02.2014	18.02.2014

Signed for and on behalf of
Western Power Distribution (West Midlands) PLC

Signed:	/s/ D.C.S. Oosthuizen	/s/ Sally A Jones

Name:	D.C.S. Oosthuizen	Sally A Jones

Position:	Director	Company Secretary

Date:	18.02.2014	18.02.2014

Signed for and on behalf of
Western Power Distribution (East Midlands) PLC

Signed:	/s/ D.C.S. Oosthuizen	/s/ Sally A Jones

Name:	D.C.S. Oosthuizen	Sally A Jones

Position:	Director	Company Secretary

Date:	18.02.2014	18.02.2014

BNP PARIBAS

Schedule 1 - Conditions precedent

1	The enclosed duplicate of this Letter, duly executed on behalf of the Borrowers.

2
A certified copy of the resolutions of the Board of Directors (or equivalent executive body) of each Borrower approving the terms of the Finance Documents to which that Borrower is party and authorising specified persons to execute on behalf of that Borrower those documents and any other documents that it is necessary or desirable for that Borrower to enter into in connection with the Facility or the Finance Documents.

3	A specimen of the signature of each person authorised by the resolutions referred to in paragraph 2 above.

4
A copy of any other authorisation or other document, opinion or assurance that the Bank considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.

BNP PARIBAS

Schedule 2 - Facility Terms - Revolving Advances Facility

Facility Limit:	£20,000,000 (twenty million pounds sterling)
Margin:	1.60% (one point six per cent) per annum.
Interest Rate Basis:	LIBOR
Interest Periods:
A Borrower must select an Interest Period for a Utilisation in the Utilisation Request for that Utilisation. The Borrower may select an Interest Period of up to 7 days as agreed between that Borrower and the Bank.

Each Interest Period for a Utilisation shall start on the Utilisation Date.

A Utilisation has one Interest Period only.

Payment of Interest:
Interest shall be payable in arrears on the last day of the relevant Interest Period, but subject always to Clauses 8.5(c) (Interest, Fees and Commission) and Clause 9.3 (Repayment) of the Credit Terms and Conditions.

Repayment:
Subject always to the Bank's right at any time to demand earlier repayment in accordance with Clause 9 (Repayment) of the Credit Terms and Conditions, the Borrower must repay each Utilisation on the last day of its Interest Period.

BNP PARIBAS

Schedule 3 - Form of Utilisation Request

From:
Western Power Distribution (South West) PLC /
Western Power Distribution (South Wales) PLC /
Western Power Distribution (West Midlands) PLC /
Western Power Distribution (East Midlands) PLC (delete as applicable)

To: BNP Paribas, London Branch

Dated: [ •]

Dear Sirs

Western Power Distribution (South West) PLC, Western Power Distribution (South Wales) PLC, Western Power Distribution (West Midlands) PLC and Western Power Distribution (East Midlands) PLC - £20,000,000 facility letter dated 23rd January 2014 (the Agreement)

1	We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2	We wish to make a Utilisation under the Facility on the following terms:

Proposed Utilisation Date:	Insert date (or, if that is not a Business Day, the next Business Day)

Amount:	insert amount

Interest Period:	confirm duration of Interest Period

3
We confirm that each condition specified in Clause 5 (Conditions precedent to all Utilisations) and in Clause 7.2 ( Utilisation ) of the Credit Terms and Conditions is satisfied on the date of this Utilisation Request.

4	This Utilisation Request is irrevocable.

Yours faithfully

………………………………………

Authorised Signatory for
Western Power Distribution (South West) PLC /
Western Power Distribution (South Wales) PLC /
Western Power Distribution (West Midlands) PLC /
Western Power Distribution (East Midlands) PLC ( delete as applicable )